SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 22, 2002

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number

1-8788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

1-4698	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0045330

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events

On August 22, 2002, Sierra Pacific Resources (the parent corporation of Nevada Power Company) issued a press release announcing that it had received from the Southern Nevada Water Authority (“SNWA”) a letter stating that “SNWA is prepared to enter into good faith negotiation of definitive agreements to acquire all of the assets and assume certain existing publicly disclosed indebtedness of Nevada Power . . .”

A copy of the press release, dated August 22, 2002, is attached as Exhibit 99.1 hereto.

Item 7.    Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

Not required

(b)  Pro forma financial information.

Not required

(c)  Exhibit.

99.1    Sierra Pacific Resources’ Press Release issued August 22, 2002

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATE: AUGUST 23, 2002	SIERRA PACIFIC RESOURCES (Registrant)

	By:	/s/ JOHN E. BROWN
John E. Brown Controller

DATE: AUGUST 23, 2002	NEVADA POWER COMPANY (Registrant)

	By:	/s/ JOHN E. BROWN
John E. Brown Controller

Exhibit Index

Exhibit 99.1	Sierra Pacific Resources’ Press Release issued August 22, 2002.